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                                                                   EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of General Mills, Inc. of our report dated October 30, 1996 which appears on page F-1 of the New Ralcorp Holdings, Inc. amended Registration Statement on Form 10. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Financial Information."


/s/ Price Waterhouse LLP
Price Waterhouse LLP
St. Louis, Missouri
December 16, 1996